Exhibit 99.1

News Release

For Immediate Release

March 18, 2019

Approach Resources Inc.

Reports Fourth Quarter and Full-Year 2018 Financial and Operating Results

Fort Worth, Texas, March 18, 2019 – Approach Resources Inc. (NASDAQ: AREX) today reported financial and operational results for the fourth quarter and full-year 2018, estimated year-end 2018 proved reserves and provided an update on its efforts to pursue deleveraging alternatives.

Fourth Quarter 2018 Highlights

•	Fourth quarter production of 963 MBoe or 10.5 MBoe/d
•	Net income was $0.9 million, or $0.01 per diluted share. Adjusted net loss (non-GAAP) was $6.9 million, or $0.07 per diluted share
•	EBITDAX (non-GAAP) of $13.5 million
•	Cash operating expenses (non-GAAP) of $8.85 per Boe, a 28% decrease over the prior quarter

Full-Year 2018 Highlights

•	Full year production of 4,082 MBoe or 11.2 MBoe/d
•	Year-end 2018 proved reserves 180.1 MMBoe, an increase in oil reserves of 5% over the prior year
•	Drilled six and completed nine horizontal Wolfcamp wells during the year with an inventory of seven drilled and uncompleted wells at year-end
•	Net loss was $19.9 million, or $0.21 per diluted share. Adjusted net loss (non-GAAP) was $25 million, or $0.26 per diluted share
•	EBITDAX (non-GAAP) of $59 million, a 7% increase over the prior year
•	Revenue of $114 million, an 8% increase over the prior year
•	Unhedged cash margin (non-GAAP) of $16.19 per Boe, a 16% increase over the prior year

Adjusted net loss, EBITDAX, cash operating expenses and unhedged cash margin are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net income (loss) and unhedged cash margin to revenues.

INVESTOR CONTACT Sergei Krylov Executive Vice President & Chief Financial Officer ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “Due in part to the sharp decline in commodity prices and extreme WAHA gas discount in the basin in the fourth quarter, we focused on conserving capital and reducing our cash operating expenses during the quarter. Additionally, we continued to evaluate alternatives to reduce our leverage. In 2019, we will continue to focus on alternatives to strengthen our balance sheet and manage our covenants under our credit facility. Our capital expenditure budget is designed to be funded primarily through cash flows from operations. As a result of the current commodity price environment, as well as our focus on addressing our leverage, we do not expect any significant drilling and completion activity in the first quarter of 2019.”

Company Continues to Explore Deleveraging Alternatives

In order to improve our leverage position to meet upcoming financial covenants under the revolving credit facility, we have been, and currently are, pursuing or considering a number of deleveraging and strategic actions, which in certain cases may require the consent of current lenders, stockholders or bond holders. If we do not accomplish one or more of the deleveraging transactions discussed below, we do not believe we will be able to comply with the total leverage ratio covenant in our revolving credit facility beginning with the measurement date of March 31, 2019.

On April 12, 2018, our largest shareholder, Wilks Brothers, LLC, and its affiliate SDW Investments, LLC (collectively, “Wilks”), disclosed on Schedule 13D/A that they intended to engage in discussions with the Company regarding their investment in the Company, including the possible acquisition of additional shares of common stock through the exchange of approximately $60 million of 7% Senior Notes due 2021 (the “Senior Notes”) currently held by Wilks (the “Exchange Transaction”). In April 2018, our board of directors formed a committee of independent directors (the “Committee”) to evaluate a potential Exchange Transaction as well as other strategic alternatives (the “Competing Transactions”). The Committee hired financial and legal advisors to advise the Committee on these matters. The Committee engaged in discussions with Wilks regarding an Exchange Transaction in 2018, but in mid-2018 the Wilks and the Committee deferred further discussions regarding a stand-alone Exchange Transaction pending resolution of the Company’s discussions regarding the potential transaction described in the following paragraph.

In addition, management has reviewed numerous cash flow producing properties for potential acquisition over the last several years in order to grow our production base and reduce our leverage ratio to a sustainable level and one that is in compliance with our financial covenants.  In early 2018, we retained a financial advisor, separate from the Committee’s advisor, and began discussions with a potential seller and multiple financing counterparties for the purchase of a set of substantial cash flow producing properties.  Despite a deteriorating commodity price market, discussions with both the seller and financing parties progressed throughout 2018.  However, no definitive agreements ultimately were executed, and the negotiations currently are not active.

In March 2019, our board of directors expanded the scope of the Committee to explore, in addition to an Exchange Transaction, other financing alternatives and deleveraging transactions, including without limitation (i) amendments or waivers to the covenants or other provisions of our revolving credit facility, (ii) raising new capital in private or public markets and (iii) restructuring our balance sheet either in court or through an out of court agreement with creditors. We are also considering operational matters such as adjusting our capital budget and improving cash flows from operations by continuing to reduce costs, and intend to continue to pursue and consider other strategic alternatives, including: (i) acquiring assets with

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existing production and cash flows by issuing preferred and common equity to finance such acquisitions; (ii) selling existing producing or midstream assets; and (iii) merging with a strategic partner. The Committee has re-commenced discussions with the Wilks regarding an Exchange Transaction and intends to continue those discussions as part of its review of financing alternatives and deleveraging transactions. We currently are in discussions with our CEO regarding his separation from the Company. We expect to engage in discussions with our President and Chief Administrative Officer regarding their continued employment or potential separation. The Company is evaluating plans for succession. There can be no assurance that we will be able to implement any of these plans successfully, or that such plans, if executed, will result in compliance with our credit facility covenants.

If an event of default under our credit facility occurred, our lenders could accelerate the maturity of the outstanding indebtedness, making it immediately due and payable, and we would not have sufficient liquidity to repay those amounts. However, we believe we have adequate liquidity for current, near-term working capital needs from cash generated from operations and, to the extent available, unused borrowing capacity under our revolving credit facility, each assuming (i) no reduction in our borrowing base from our semi-annual borrowing base redetermination and (ii) no acceleration of amounts due under our revolving credit facility.

Fourth Quarter 2018 Results

Production for fourth quarter 2018 totaled 963 MBoe (10.5 MBoe/d), made up of 26% oil, 35% NGLs and 39% natural gas.  Average realized commodity prices for fourth quarter 2018, before the effect of commodity derivatives, were $55.23 per Bbl of oil, $19.91 per Bbl of NGLs and $0.79 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $22.86 per Boe for fourth quarter 2018.

Net income for fourth quarter 2018 was $0.9 million, or $0.01 per diluted share, on revenues of $22.4 million. Excluding the increase in the fair value of our commodity derivatives of $10.1 million, adjusted net loss (non-GAAP) for fourth quarter 2018 was $6.9 million, or $0.07 per diluted share.  EBITDAX (non-GAAP) for fourth quarter 2018 was $13.5 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net income.

Lease operating expense (“LOE”) averaged $5.21 per Boe.  Production and ad valorem taxes averaged $1.80 per Boe, or 7.7% of oil, NGLs and gas sales.  Exploration costs were $0.43 per Boe.  Total general and administrative (“G&A”) costs averaged $2.80 per Boe, including cash G&A costs of $1.84 per Boe.  Depletion, depreciation and amortization expense averaged $14.96 per Boe.  Interest expense totaled $6.6 million.

Full-Year 2018 Results

Production for 2018 was 4,082 MBoe (11.2 MBoe/d), made up of 26% oil, 36% NGLs and 38% natural gas.  Average realized commodity prices for 2018, before the effect of commodity derivatives, were $62.04 per Bbl of oil, $23.28 per Bbl of NGLs and $1.49 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $26.21 per Boe for 2018.

Net loss for 2018 was $19.9 million, or $0.21 per diluted share, on revenues of $114 million.  Excluding the increase in fair value of our commodity derivatives of $6.7 million, adjusted net loss (non-GAAP) for 2018 was $25 million, or $0.26 per diluted share. EBITDAX (non-GAAP) for 2018 was $59

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million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

LOE averaged $5.18 per Boe.  Production and ad valorem taxes averaged $2.19 per Boe, or 7.8% of oil, NGLs and gas sales.  Exploration costs were $0.10 per Boe.  Total G&A costs averaged $5.13 per Boe, including cash G&A costs of $4.38 per Boe.  Depletion, depreciation and amortization expense averaged $15.05 per Boe.  Interest expense totaled $25.1 million.

Operations Update

In light of continued commodity price deterioration and the extreme WAHA gas discount in the basin, we deferred third and fourth quarter 2018 drilling and completion activities, and incurred capital expenditures of $0.2 million in the fourth quarter.

In 2018, we focused on executing a disciplined capital budget and managing natural production decline through surface facility optimization, operating efficiencies and investment in well repairs, workovers and maintenance.  During 2018, we drilled six and completed nine horizontal Wolfcamp wells.  Of these, three wells were completed in the A bench, three wells were completed in the B bench and three wells were completed in the C bench. At December 31, 2018, we had seven horizontal wells waiting on completion.

  Our extensive infrastructure network of centralized production facilities, water transportation, handling and recycling system, gas lift lines and salt water disposal wells continues to provide sustainable competitive advantages and environmentally responsible facility operations.  In 2018, we maintained an industry leading average drilling and completion cost of $4.6 million per horizontal well and LOE per Boe of $5.18.

Fourth Quarter and Full-Year 2018 Production

Fourth quarter 2018 production totaled 963 MBoe (10.5 MBoe/d).  Full-year 2018 production totaled 4,082 MBoe (11.2 MBoe/d).

	Three and 12 Months Ended December 31, 2018
	Three months	12 months
Production:
Oil (MBbls)	251	1,070
NGLs (MBbls)	338	1,443
Gas (MMcf)	2,240	9,408
Total (MBoe)	963	4,082
Total (Mboe/d)	10.5	11.2

2018 Estimated Proved Reserves and Costs Incurred

Year-end 2018 proved reserves totaled 180.1 MMBoe.  Year-end 2018 proved reserves were 29% oil, 31% NGLs and 40% natural gas.  Proved developed reserves represent approximately 37% of total year-end 2018 proved reserves.

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At December 31, 2018, substantially all of our proved reserves were located in our core operating area in the southern Midland Basin.  Year-end 2018 estimated proved reserves included 168.2 MMBoe attributable to the horizontal Wolfcamp shale play.

Extensions and discoveries for 2018 were 35 MMBoe, primarily attributable to our development project in the Wolfcamp shale oil resource play in the Permian Basin. During 2018, we reclassified 33.1 MMBoe of proved undeveloped reserves to unproved reserves. The reclassified reserves are attributable to horizontal well locations in Project Pangea that are no longer expected to be developed within five years from their initial booking, as required by SEC rules. Revisions included an increase of 0.2 MMBoe resulting from updated well performance and technical parameters, and an increase of 1.9 MMBoe due to higher commodity prices, partially offset by a decrease of 1.4 MMBoe due to an increase in operating expenses and natural gas price differentials.

The following table summarizes the changes in our estimated proved reserves during 2018.

	Oil (MBbls)	NGLs (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Balance — December 31, 2017	50,060	57,948	441,228	181,545
Extensions and discoveries	14,572	8,819	69,362	34,951
Production(1)	(1,070)	(1,443)	(10,793)	(4,312)
Revisions to previous estimates	(11,104)	(8,788)	(73,359)	(32,117)
Balance — December 31, 2018	52,458	56,536	426,438	180,067

(1)	Production includes 1,385 MMcf related to field fuel.

Our preliminary, unaudited estimate of the standardized after-tax measure of discounted future net cash flows (“standardized measure”) of our proved reserves at December 31, 2018, was $660 million.  The PV-10 (non-GAAP), or pre-tax present value of our proved reserves discounted at 10%, of our proved reserves at December 31, 2018, was $761.8 million.

The independent engineering firm DeGolyer and MacNaughton prepared our estimates of year-end 2018 proved reserves and PV-10 at SEC pricing.  PV-10 is a non-GAAP measure.  See “Supplemental Non-GAAP Financial and Other Measures” below for our definition of PV-10 and reconciliation to the standardized measure (GAAP).  Our reserve estimates and our calculation of standardized measure and PV-10 are based on the 12-month average of the first-day-of-the-month pricing of $65.68 per Bbl of oil, $24.12 per Bbl of NGLs and $3.17 per MMBtu of natural gas during 2018.

Capital Expenditures

Fourth quarter capital expenditures were $0.2 million.  Net capital expenditures incurred during 2018 totaled $46.8 million and were attributable to drilling and development ($39.4 million), infrastructure projects and equipment ($6.6 million), exploratory project ($0.4 million) and acreage acquisitions and extensions ($0.4 million).

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Liquidity Update

At December 31, 2018, we had a $1 billion senior secured revolving credit facility in place with a borrowing base of $325 million, and liquidity of $23.2 million.  Our credit facility is subject to scheduled redeterminations of our borrowing base semi-annually, based on our reserves. Our next anticipated redetermination is expected to take place in the second quarter of 2019, although our lender has the option to redetermine our borrowing base outside of our anticipated schedule. Continued low commodity prices may adversely impact the results of the upcoming redetermination, and have a significant negative impact on the Company’s liquidity. If our borrowing base is reduced below the amount outstanding under our credit agreement, we may be required to repay a portion of our outstanding borrowings, and we may not have sufficient liquidity to meet this requirement. See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  At present, approximately 19% of 2019 forecasted oil and 19% of NGL production is hedged. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
January 2019 — December 2019	Collar	500 Bbls/day	$65.00/Bbl - $71.00/Bbl

NGLs (C2 - Ethane)
January 2019 — March 2019	Swap	900 Bbls/day	$14.123/Bbl
NGLs (C3 - Propane)
January 2019 — March 2019	Swap	600 Bbls/day	$35.165/Bbl
January 2019 — June 2019	Swap	75 Bbls/day	$42.00/Bbl
NGLs (NC4 - Butane)
January 2019 — March 2019	Swap	200 Bbls/day	$38.63/Bbl
NGLs (C5 - Pentane)
January 2019 — December 2019	Swap	100 Bbls/day	$65.10/Bbl
January 2019 — December 2019	Swap	100 Bbls/day	$65.31/Bbl

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Guidance

The Company’s capital budget for 2019 is a range of $30 million to $60 million, depending on commodity prices.  The table below sets forth our production and operating costs and expenses guidance for 2019, anticipating a capital budget of $30 million funded primarily through cash flows from operations. The eventual results of our strategic and deleveraging efforts may have a substantial impact on the Company’s ability to achieve the guidance set forth below.

2019 Guidance
Capital Expenditures (in millions)	$30

Production:
Oil (MBbls)	925 − 975
NGLs (MBbls)	1,250 − 1,350
Gas (MMcf)	8,650 − 8,750
Total (MBoe)	3,600 − 3,800

Cash operating costs (per Boe):
Lease operating	$5.00 − 6.00
Production and ad valorem taxes	8.5% of oil and gas revenues
Cash general and administrative	$4.50 − 5.50
Non-cash operating costs (per Boe):
Non-cash general and administrative	$0.75 − 1.25
Exploration	$0.25 − 0.75
Depletion, depreciation and amortization	$15.00 − 17.00

As further discussed below under “Forward-Looking and Cautionary Statements,” our guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond our control.  In addition, our 2019 capital budget excludes acquisitions and lease extensions and renewals and is subject to change depending upon a number of factors, including prevailing and anticipated prices for oil, NGLs and natural gas, results of horizontal drilling and completions, economic and industry conditions at the time of drilling, the availability of sufficient capital resources for drilling prospects, our financial results and the availability of lease extensions and renewals on reasonable terms.

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Conference Call Information and Summary Presentation

The Company will host a conference call on Tuesday, March 19, 2019, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter and full-year 2018 financial and operational results.  Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in:(844) 884-9950 / Conference ID:  6089010

International Dial In:(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Dial in:(855) 859-2056 / Passcode:  6089010

In addition, a fourth quarter and full-year 2018 summary presentation will be available on the Company’s website.

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About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These assumptions, risks and uncertainties include, but are not limited to, our ability to comply with the covenants in our revolving credit facility, our leverage negatively affecting a redetermination under our credit facility, oil, NGL and natural gas prices, our ability to obtain financing to fund our long-term forecasted capital budget, and our ability to access capital markets. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on assumptions, risks and uncertainties related to the Company is available in the Company’s SEC filings, including our Annual Report on Form 10-K.  The Company’s SEC filings are also available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues (in thousands):
Oil	$13,874	$14,082	$66,398	$52,748
NGLs	6,730	8,530	14,033	27,702
Gas	1,771	5,805	33,604	24,899
Total oil, NGLs and gas sales	22,375	28,417	114,035	105,349
Net cash payment on derivative settlements	(364)	(2,878)	(7,050)	(4,359)
Total oil, NGLs and gas sales including derivative impact	$22,011	$25,539	$106,985	$100,990
Production:
Oil (MBbls)	251	270	1,070	1,107
NGLs (MBbls)	338	377	1,443	1,486
Gas (MMcf)	2,240	2,498	9,408	9,829
Total (MBoe)	963	1,064	4,082	4,232
Total (MBoe/d)	10.5	11.6	11.2	11.6
Average prices:
Oil (per Bbl)	$55.23	$52.09	$62.04	$47.63
NGLs (per Bbl)	19.91	22.61	23.28	18.64
Gas (per Mcf)	0.79	2.32	1.49	2.53
Total (per Boe)	$23.24	$26.71	$27.94	$24.89
Net cash payment on derivative settlements (per Boe)	(0.38)	(2.70)	(1.73)	(1.03)
Total including derivative impact (per Boe)	$22.86	$24.01	$26.21	$23.86
Costs and expenses (per Boe):
Lease operating	$5.21	$4.77	$5.18	$4.23
Production and ad valorem taxes	1.80	2.09	2.19	2.04
Exploration	0.43	0.38	0.10	0.86
General and administrative (1)	2.80	5.16	5.13	5.75
Depletion, depreciation and amortization	14.96	15.20	15.05	16.66
(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$1.84	$4.09	$4.38	$4.65
General and administrative - noncash component (share-based compensation)	0.96	1.07	0.75	1.10

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES:
Oil, NGLs and gas sales	$22,375	$28,417	$114,035	$105,349
EXPENSES:
Lease operating	5,013	5,076	21,129	17,902
Production and ad valorem taxes	1,734	2,219	8,923	8,644
Exploration	411	406	420	3,657
General and administrative	2,693	5,491	20,922	24,333
Depletion, depreciation and amortization	14,403	16,173	61,432	70,521
Total expenses	24,254	29,365	112,826	125,057
OPERATING (LOSS) INCOME	(1,879)	(948)	1,209	(19,708)
OTHER:
Interest expense, net	(6,595)	(5,370)	(25,117)	(21,053)
Gain on debt extinguishment	—	—	—	5,053
Commodity derivative gain (loss)	9,747	(1,377)	(321)	(262)
Other income (expense)	1	—	(29)	32
INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) PROVISION	1,274	(7,695)	(24,258)	(35,938)
INCOME TAX (BENEFIT) PROVISION:
Current	(66)	—	(66)	(66)
Deferred	472	(53,512)	(4,281)	76,487
NET INCOME (LOSS)	$868	$45,817	$(19,911)	$(112,359)
EARNINGS (LOSS) PER SHARE:
Basic	$0.01	$0.51	$(0.21)	$(1.35)
Diluted	$0.01	$0.51	$(0.21)	$(1.35)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,739,926	90,114,659	94,581,294	83,404,104
Diluted	94,736,926	90,114,659	94,581,294	83,404,104

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UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	December 31,
(in thousands)	2018	2017
Cash and cash equivalents	$22	$21
Other current assets	16,203	16,679
Property and equipment, net, successful efforts method	1,068,422	1,082,876
Total assets	$1,084,647	$1,099,576

Current liabilities	$21,077	$25,067
Long-term debt (1)	384,993	373,460
Deferred income taxes	77,821	82,102
Other long-term liabilities	11,511	11,531
Stockholders' equity	589,245	607,416
Total liabilities and stockholders' equity	$1,084,647	$1,099,576

(1) Long-term debt at December 31, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $301.5 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.7 million and $1 million, respectively. Long-term debt at December 31, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $291 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.1 million and $1.7 million, respectively.

Unaudited Consolidated Cash Flow Data	Year Ended December 31,
(in thousands)	2018	2017
Net cash provided by (used in):
Operating activities	$34,744	$37,454
Investing activities	(42,764)	(52,409)
Financing activities	8,021	14,955

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page under the Financial Reporting subsection of the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which excludes (1) non-cash fair value gain commodity derivatives, (2) gain on debt extinguishment, (3) write-off of deferred tax assets, (4) acquisition related costs, (5) tax benefit related to federal tax law change, and (6) related income tax effect on adjustments and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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The table below provides a reconciliation of adjusted net loss to net income (loss) for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per-share amounts).

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$868	$45,817	$(19,911)	$(112,359)
Adjustments for certain items:
Non-cash fair value (gain) loss on derivatives	(10,111)	(1,500)	(6,729)	(4,097)
Gain on debt extinguishment	—	—	—	(5,053)
Write-off of deferred tax assets	—	—	—	139,090
Acquisition related costs	—	110	—	110
Tax benefit related to change in federal tax law	—	(51,939)	—	(51,939)
Tax effect and other discrete tax items (1)	2,318	1,446	1,677	4,443

Adjusted net loss	$(6,925)	$(6,066)	$(24,963)	$(29,805)
Adjusted net loss per diluted share	$(0.07)	$(0.07)	$(0.26)	$(0.36)

(1) The estimated income tax impacts on adjustments to net income (loss) are computed based upon a statutory rate of 21% and 35%, applicable to 2018 and 2017, respectively. Additionally, this includes the tax impact of a tax shortfall related to share-based compensation of $0.2 million, and $1 million for the three months ended December 31, 2018, and December 31, 2017, respectively; and $0.3 million and $1.3 million for the years ended December 31, 2018, and December 31, 2017, respectively.

EBITDAX

We define EBITDAX as net income (loss), plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value (gain) loss on derivatives, (5) gain on debt extinguishment, (6) interest expense, net, and (7) income tax provision (benefit). EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net income (loss) for the three and twelve months ended December 31, 2018 and 2017 (in thousands).

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	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$868	$45,817	$(19,911)	$(112,359)
Exploration	411	406	420	3,657
Depletion, depreciation and amortization	14,403	16,173	61,432	70,521
Share-based compensation	923	1,138	3,047	4,656
Non-cash fair value (gain) loss on derivatives	(10,111)	(1,500)	(6,729)	(4,097)
Gain on debt extinguishment	—	—	—	(5,053)
Interest expense, net	6,595	5,370	25,117	21,053
Income tax provision (benefit)	406	(53,512)	(4,347)	76,421

EBITDAX	$13,495	$13,892	$59,029	$54,799

Unhedged Cash Margin and Cash Operating Expenses

We define unhedged cash margin as revenue, less cash operating expenses. We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Unhedged cash margin and cash operating expenses are not measures of operating income or cash flows as determined by GAAP.  The amounts included in the calculations of unhedged cash margin and cash operating expenses were computed in accordance with GAAP.  Unhedged cash margin and cash operating expenses are presented herein and reconciled to the GAAP measures of revenue and operating expenses.  We use unhedged cash margin and cash operating expenses as an indicator of the Company’s profitability and ability to manage its operating income and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of unhedged cash margin and cash operating expenses to revenues and operating expenses for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per-Boe amounts).

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$22,375	$28,417	$114,035	$105,349
Production (Mboe)	963	1,064	4,082	4,232
Average realized price (per Boe)	$23.24	$26.71	$27.94	$24.89

Operating expenses	$24,254	$29,365	$112,826	$125,057
Exploration	(411)	(406)	(420)	(3,657)
Depletion, depreciation and amortization	(14,403)	(16,173)	(61,432)	(70,521)
Share-based compensation	(923)	(1,138)	(3,047)	(4,656)
Cash operating expenses	$8,517	$11,648	$47,927	$46,223
Cash operating expenses per Boe	$8.85	$10.95	$11.75	$10.92

Unhedged cash margin	$13,858	$16,769	$66,108	$59,126
Unhedged cash margin per Boe	$14.39	$15.76	$16.19	$13.97

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PV-10

The present value of our proved reserves, discounted at 10% (“PV-10”), was estimated at $761.8 million at December 31, 2018, and was calculated based on the first-of-the-month, 12-month average prices for oil, NGLs and gas, of $65.68 per Bbl of oil, $24.12 per Bbl of NGLs and $3.17 per MMBtu of natural gas price during 2018, adjusted for basis differentials, grade and quality.

PV-10 is our estimate of the present value of future net revenues from proved oil and gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their “present value.” We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry.

The table below reconciles PV-10 to our standardized measure of discounted future net cash flows, the most directly comparable measure calculated and presented in accordance with GAAP.  PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

(in millions)	December 31, 2018
PV-10	$761.8
Less income taxes:
Undiscounted future income taxes	(478.2)
10% discount factor	376.4
Future discounted income taxes	(101.8)

Standardized measure of discounted future net cash flows	$660

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents.  We use liquidity as an indicator of the Company’s ability to fund development and exploration activities.  However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at December 31, 2018 and 2017 (in thousands).

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	Year Ended December 31,
	2018	2017
Credit Facility commitments	$325,000	$325,000
Cash and cash equivalents	22	21
Long-term debt — Credit Facility	(301,500)	(291,000)
Undrawn letters of credit	(325)	(325)
Liquidity	$23,197	$33,696

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